Exhibit 99.2

EPL
OIL & GAS, INC.

IMPORTANT SPECIAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_______________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy or voting in person, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or Telephone must be received by 11:59 p.m., EDT, on May 29, 2014.

Vote by Internet

- Go to **www.envisionreports.com/EPL**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free **1-800-652-VOTE (8683)** within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTIONS ARE INDICATED, WILL BE VOTED "FOR" ALL OF THE PROPOSALS LISTED BELOW.

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	For	Against	Abstain
1. Adopt the Agreement and Plan of Merger, dated as of March 12, 2014, among EPL Oil & Gas, Inc., Energy XXI (Bermuda) Limited, Energy XXI Gulf Coast, Inc. and Clyde Merger Sub, Inc.	☐	☐	☐
2. Approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to EPL Oil & Gas, Inc.'s named executive officers that is based on or otherwise relates to the proposed transactions.	☐	☐	☐
3. Approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Please indicate if you plan to attend the Special Meeting

Yes ☐ No ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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YOUR VOTE AND PARTICIPATION IN EPL OIL & GAS, INC.’S AFFAIRS ARE IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, PLEASE VOTE IN ONE OF THESE WAYS: USE THE TOLL-FREE NUMBER (1-800-652-VOTE (8683)); VISIT THE WEBSITE (www.envisionreports.com/EPL) to vote via the Internet; MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope; or VOTE IN PERSON by appearing at the Special Meeting and submitting a ballot. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The Notice of Special Meeting and Joint Proxy Statement/Prospectus are available at: www.envisionreports.com/EPL IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. EPL OIL & GAS, INC. Proxy — EPL Oil & Gas, Inc. Special Meeting of Stockholders - May 30, 2014 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Gary C. Hanna and David P. Cedro, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of EPL Oil & Gas, Inc. Common Stock that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on May 30, 2014 at 9:30 a.m., CDT at the Four Seasons Hotel, 1300 Lamar St., Houston, Texas or at any adjournment(s) or postponement(s) thereof, with all powers which the undersigned would possess if present at the Meeting. (Continued and to be marked, dated and signed, on the other side)